                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               Fresh Choice, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                               FRESH CHOICE, INC.



                                                                   April 8, 1999




Dear Stockholder:

         This year's Annual Meeting of Stockholders will be held on Thursday, May 20, 1999 at 2:00 p.m. Pacific Daylight Time at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California. You are cordially invited to attend.

         The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

         After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the postage-prepaid envelope to ensure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and voting upon, the matters before our stockholders are important.

         A copy of the Company's Annual Report is also enclosed.

         The Board of Directors and Management look forward to seeing you at the annual meeting.

                                       Very truly yours,



                                       /s/ Everett F. Jefferson

                                       Everett F. Jefferson
                                       President and Chief Executive Officer

                               FRESH CHOICE, INC.

                          2901 Tasman Drive, Suite 109
                              Santa Clara, CA 95054

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 1999

Dear Stockholder:

         You are invited to attend the Annual Meeting of the Stockholders of Fresh Choice, Inc. (the "Company"), which will be held on Thursday, May 20, 1999, at 2:00 p.m. Pacific Daylight Time at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California:

         1. To elect two (2) Class I directors to hold office for a three-year term and until their respective successors are elected and qualified.

         2. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 26, 1999.

         3. To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on March 29, 1999 are entitled to notice of and to vote at this meeting and any adjournments thereof. For ten (10) days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of the Company.

                                       By order of the Board of Directors,



                                       /s/ JOAN M. MILLER

                                       JOAN M. MILLER
                                       Secretary

Santa Clara, California
April 8, 1999



--------------------------------------------------------------------------------
IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE PREPAID ENVELOPE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----


GENERAL INFORMATION...............................................................1

ELECTION OF DIRECTORS.............................................................6

EXECUTIVE COMPENSATION AND OTHER MATTERS..........................................9
         Compensation of Directors...............................................12
         Change in Control and Severance Arrangements............................13

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..........................14
         Deductibility of Executive Compensation.................................15

COMPARISON OF STOCKHOLDER RETURN.................................................16

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS...........................17

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING.....................17

TRANSACTION OF OTHER BUSINESS....................................................17

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                               FRESH CHOICE, INC.
                          2901 TASMAN DRIVE, SUITE 109
                          SANTA CLARA, CALIFORNIA 95054

         The accompanying proxy is solicited by the Board of Directors of Fresh Choice, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held May 20, 1999, and any adjournment thereof for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is April 8, 1999, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                               GENERAL INFORMATION

         Annual Report. An annual report for the fiscal year ended December 27, 1998, is enclosed with this Proxy Statement.

         Voting Securities. Only stockholders of record as of the close of business on March 29, 1999, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 5,718,847 shares of Common Stock of the Company, par value $.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

         Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks, and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

         Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly-executed proxy with a later date, or by attending the meeting and voting in person.

         Stock Ownership of Certain Beneficial Owners and Management. The following tables set forth certain information, as of February 28, 1999, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company; (ii) each director and director-nominee of the Company; (iii) the Chief Executive Officer, the four other most highly-compensated executive officers of the Company whose salary and incentive compensation for the fiscal year ended December 27, 1998 exceeded $100,000 and one additional individual who would have been one of the four most highly-compensated executive officers of the Company but for the fact that such individual was not serving as an executive officer on December 27, 1998; and
(iv) all executive officers and directors of the Company as a group.

            NAME AND ADDRESS OF BENEFICIAL OWNERS                   SHARES OF COMMON STOCK OWNED(1)
                                                                  ----------------------------------
                                                                   NUMBER OF               PERCENTAGE
                                                                    SHARES                  OF CLASS
                                                                 ------------              ----------
Crescent Real Estate Equities Limited Partnership                2,198,259(2)               29.623%
      777 Main Street, Suite 2100
      Fort Worth, TX 76102
Bay Area Micro-Cap Fund, LP                                      1,143,700(3)               19.999%
      1151 Bay Laurel Drive
      Menlo Park, CA  94025
T. Rowe Price Associates, Inc.                                     540,000(4)               9.442%
      100 East Pratt Street
      Baltimore, MD  21202
Rosewood Venture Capital, Inc.                                     507,431                  8.873%
      4 Embarcadero Center, Suite 1580
      San Francisco, CA  94111-4166
Richard E. Rainwater                                               496,400(5)               8.680%
      777 Main Street, Suite 2700
      Fort Worth, TX  76102
Dimensional Fund Advisors Inc.                                     334,900(6)               5.856%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, CA 90401
Charles A. Lynch                                                    23,056(7)               *
Everett F. Jefferson                                               108,334(8)               1.894%
Carl R. Hays                                                        21,049(9)               *
Vern O. Curtis                                                       7,813(10)              *
Charles L. Boppell                                                   2,000(11)              *
Barry E. Krantz                                                      2,000(12)              *
David E. Pertl                                                      26,901(13)              *
Tim G. O'Shea                                                       11,900(14)              *
Joan M. Miller                                                      12,308(15)              *
Tina E. Freedman                                                    10,005(16)              *
Executive officers and directors as a group (9 persons)            225,366(17)              3.826%


-------------------------------------

*Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) Includes (i) 1,187,906 shares of Series B Non-Voting Participating Convertible Preferred Stock ("Series B Preferred Stock"), (ii) an option to purchase 513,953 shares of Series C Non-Voting Participating Convertible Preferred Stock ("Series C Preferred Stock") and (iii) 496,400 shares subject to an option to purchase the Common Stock presently owned by Mr. Richard E. Rainwater. Does not include (i) 1,187,906 shares of Series A Voting Participating Convertible Preferred Stock ("Series A Preferred Stock") that may be acquired at any time upon conversion of Series B Preferred Stock, because Series B Preferred Stock is included, and (ii) 513,953 shares of Common Stock that may be acquired at any time upon conversion of Series C Preferred Stock, because Series C Preferred Stock is included. After conversion of any shares of Series B Preferred Stock into Series A Voting Participating Convertible Preferred Stock (the "Series A Preferred Stock"), the holders of Series A Preferred Stock have the right to elect a majority of the Board.

(3) Based on a Schedule 13G/A filed with the Securities and Exchange Commission (the "SEC") on February 8, 1999 updated based upon a Form 4 filed with the SEC on March 5, 1999, includes (i) 1,016,900 shares owned by Bay Area Micro-Cap Fund, LP (the "Fund") of which Bay Area Micro-Cap Management Company, LLC is the general partner (the "General Partner"); (ii) 15,400 owned by Gregory F. Wilbur, managing member of the General Partners ("Mr. Wilbur"); (iii) 19,000 shares owned by Peter L. Holland, a member of the General Partner ("Mr. P.L. Holland"); (iv) 8,000 shares owned by William A. Smart III, a member of the General Partner ("Mr. Smart"); (v) 28,000 shares owned by Smart & Holland Value Fund, L.P. ("Smart & Holland Value"), of which Mr. Smart is a partner; and (vi) 56,400 shares owned by Smart & Holland Investment Fund, L.P. ("Smart & Holland Investment"). The 1,016,900 shares owned by the Fund can be voted and disposed of by Mr. Wilbur, as managing member of the General Partner, acting alone, or by Mr. Smart and Mr. P.L. Holland, as managing members of the General Partner, acting together. Each of Messrs. Wilbur, P.L. Holland and Smart have sole voting and disposition power with respect to the 15,400, 19,000 and 8,000 shares, respectively, that each owns individually. The 28,000 shares owned by Smart & Holland Value can be voted and disposed of by David B. Holland ("Mr. D.B. Holland") and Mr. Smart acting together. The 56,400 shares owned by Smart & Holland Investment can be voted and disposed of by Mr. D.B. Holland, Mr. Smart and Mr. P.L. Holland acting together.

(4) Based on a Schedule 13G/A filed with the SEC on February 8, 1999 these securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 540,000 shares, representing 9.4% of the shares outstanding), which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirement of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5) Does not include shares of preferred stock of the Company held by Crescent Real Estate Equities Limited Partnership. Mr. Rainwater is the Chairman of the Board of, and holds a significant equity interest in, Crescent Real Estate Equities Company, a real estate investment trust which holds an approximate 88.8% limited partnership interest and indirectly holds a 1% general partnership interest in Crescent Real Estate Equities Limited Partnership.

(6) Based on a Schedule 13G filed with the SEC on February 11, 1999, Dimensional Fund Advisors Inc. has sole voting power and sole dispositive power of all 334,900 shares. All of such shares are owned by advisory clients of Dimensional Fund Advisors Inc.

(7) Includes 21,679 shares subject to stock options exercisable within sixty days of February 28, 1999.

(8) Includes (i) 77,334 shares subject to stock options exercisable within sixty days of February 28, 1999 and (ii) 8,500 shares held in an Individual Retirement Account

(9) Consists of 17,395 shares subject to stock options exercisable within sixty days of February 28, 1999.

(10) Consists of 7,813 shares subject to stock options exercisable within sixty days of February 28, 1999.

(11) Consists of 2,000 shares subject to stock options exercisable within sixty days of February 28, 1999.

(12) Consists of 2,000 shares subject to stock options exercisable within sixty days of February 28, 1999.

(13) Consists of (i) 14,282 shares subject to stock options exercisable within sixty days of February 28, 1999, (ii) 6,000 shares held in an Individual Retirement Account and (iii) 6,619 shares held by David E. Pertl and Judy
     A. Pertl Trustees FBO The Pertl Family Trust.

(14) Includes 8,900 shares subject to stock options exercisable within sixty days of February 28, 1999.

(15) Includes 9,808 shares subject to stock options exercisable within sixty days of February 28, 1999.

(16) Consists of 10,005 shares subject to stock options exercisable within sixty days of February 28, 1999.

(17) Includes an aggregate of 171,216 shares subject to stock options held by all executive officers and directors as a group exercisable within sixty days of February 28, 1999.

        NAME AND ADDRESS OF
         BENEFICIAL OWNERS                                 SHARES OF PREFERRED STOCK OWNED(1)
        -------------------          ------------------------------------------------------------------------------
                                             SERIES A                   SERIES B                    SERIES C
                                     -----------------------    ------------------------    -----------------------
                                     NUMBER OF    PERCENTAGE    NUMBER OF     PERCENTAGE    NUMBER OF    PERCENTAGE
                                       SHARES      OF CLASS       SHARES       OF CLASS      SHARES       OF CLASS
                                     ---------    ----------    ---------     ----------    ---------    ----------

Crescent Real Estate Equities
Limited Partnership ..............  1,187,906(2)     100%      1,187,906(3)      100%      513,953(4)       100%
    777 Main Street, Suite 2100
    Fort Worth, TX  76102

-------------------------------------

(1) No shares of Preferred Stock except those listed in the table below are outstanding or may become outstanding within 60 days of February 28, 1999, and no one listed in the table above covering the Company's Common Stock has any rights to beneficially acquire such Preferred Stock.

(2) Represents 1,187,906 shares of Series B Preferred Stock that may be converted into Series A Preferred Stock at any time at the option of the holder. Series A Preferred Stock may be converted into Common Stock at any time at the option of the holder. After conversion of any shares of Series B Preferred Stock into Series A Voting Participating Convertible Preferred Stock (the "Series A Preferred Stock"), the holders of Series A Preferred Stock have the right to elect a majority of the Board.

(3) Series B Preferred Stock is non-voting, but may be converted into Series A Preferred Stock or Common Stock at any time at the option of the holder. See also footnote 2 above.

(4) Represents shares subject to an immediately exercisable option. Series C Preferred Stock is non-voting, but may be converted into Common Stock at any time at the option of the holder.

                              ELECTION OF DIRECTORS

         The Company has a classified Board of Directors consisting of two Class I directors (Vern O. Curtis and Charles L. Boppell), two Class II directors (Carl R. Hays and Charles A. Lynch), and two Class III directors (Everett F. Jefferson and Barry E. Krantz), who will serve until the Annual Meetings of Stockholders to be held in 1999, 2000 and 2001, respectively, and until their respective successors are duly elected and qualified. At each Annual Meeting of Stockholders, directors are elected for a full term of three (3) years to succeed those directors whose terms expire on the Annual Meeting dates.

         Management's nominees for election at the Annual Meeting of Stockholders to Class I of the Board of Directors are Vern O. Curtis and Charles
L. Boppell. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2002, and until their successors are elected and qualified. If either nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

         If a quorum is present and voting, the two (2) nominees for Class I director receiving the highest number of votes will be elected as Class I directors. Abstentions and shares held by brokers that are present but not voted, because the brokers were prohibited from exercising discretionary authority (i.e., "broker non-votes"), will be counted as present for purposes of determining whether a quorum is present.

         The table below sets forth for the current directors, including the Class I nominees to be elected at this meeting, certain information with respect to age and background:

                     NAME                           AGE            POSITIONS WITH THE COMPANY          DIRECTOR SINCE
                     ----                           ---            --------------------------          --------------
Class I director whose term expires at the
  1999 Annual Meeting of Stockholders:

Vern O. Curtis                                      64      Director                                        1996
Charles L. Boppell                                  57      Director                                        1998
Class II director whose terms expire at the
  2000 Annual Meeting of Stockholders:
Carl R. Hays                                        60      Director                                        1989
Charles A. Lynch                                    71      Chairman of the Board of the Company            1989
                                                            since March 1995; Director
Class III directors to be elected at the 2001
  Annual Meeting of Stockholders:
Barry E. Krantz                                     54      Director                                        1998
Everett F. Jefferson                                60      President and Chief Executive Officer           1997
                                                            of the Company and Director

         Mr. Curtis has served as a director of the Company since April 1996. Since June 1991, Mr. Curtis has been self-employed as an investor. Mr. Curtis devoted three years between June 1992 and June 1995 to full-time service for the Church of Jesus Christ of Latter-day Saints. From August 1988 to June 1991, Mr. Curtis was Dean of the School of Business and Economics of Chapman College, a liberal arts college in Orange, California. From 1968 to January 1987, Mr. Curtis served in various executive positions with Denny's, Inc., a diversified restaurant company of over 1,900 units, including serving as President and Chief Executive Officer from 1980 to 1987 and Chairman of the Board from 1985 to 1987. He currently serves on the Board of Directors of PIMCO Mutual Funds, a group of mutual funds that primarily manages fixed income securities; PIMCO Commercial Mortgage Security Trust, Inc., a closed-end fund specializing in investment in commercial mortgage backed securities; and PS Business Parks, Inc., a real estate investment trust company.

         Mr. Boppell has served as a director of the Company since March 1998. Mr. Boppell has served as the President and CEO of Sizzler International Inc. ("Sizzler") since March 1999. Prior to his employment with Sizzler, Mr. Boppell served as the President and CEO of La Salsa Holding Co. ("La Salsa") from November 1993 to March 1999. Mr. Boppell also served as President and CEO of Godfather Pizza from 1984 to 1985. In 1989, while serving as a Director of Hudson's Grill America, Inc., Mr. Boppell was chosen to serve as CEO during that company's reorganization. From 1981 to 1984, Mr. Boppell served as Vice President of Operations of Taco Bell, and was later elected President. At Pizza Hut, a division of PepsiCo, Mr. Boppell served from 1977 to 1981 as Western Division Vice President and later advanced to become the Senior Vice President of Operations. From 1965 to 1977, Mr. Boppell held various positions with Saga Corporation, a contract food services company, including College Account Manager, Regional Vice President Sales, District Manager and Vice President General Manager of Saga Food Systems. Mr. Boppell currently serves as a Director of La Salsa, New Focus and Sizzler, and is the owner of Ventura Toyota. Mr. Boppell serves as Chairman of the Board for his alma mater, Whitworth College in Spokane, Washington.

         Mr. Hays has served as a Director of the Company since March 1989. Mr. Hays is currently a franchisee of Outback Steakhouse in Northern California. From November 1989 to January 1993, Mr. Hays was the Chief Operating Officer of Al Copeland Enterprises, the parent company of Popeye's Famous Fried Chicken and Church's Fried Chicken.

         Mr. Lynch has served as Chairman of the Board since March 1995, and has served as a Director of the Company since April 1989. Mr. Lynch was an executive officer of the Company from March 1995 until he resigned as an executive officer in March 1998. Mr. Lynch also served as the Chief Executive Officer of the Company from May 1995 to November 1995. Mr. Lynch has served as Chairman and Chief Executive Officer of La Salsa since February 1999 and as Chairman of the Board of Regent Pacific Management Corporation since July 1998. From March 1998 to June 1998, Mr. Lynch served as Chairman and Chief Executive Officer of Arrowhead Mills, Inc. From July 1989 to March 1995, Mr. Lynch was also the Chairman of Market Value Partners Company, an investment firm. From July 1988 to June 1989, he was the President and Chief Executive Officer of Levolor Corporation, a manufacturer of window coverings. From September 1986 to June 1988, he was the Chairman and Chief Executive Officer of DHL Airways, Inc., a provider of express courier service. From 1978 to 1986, Mr. Lynch was the Chairman of the Board and Chief Executive Officer of Saga Corporation, a diversified restaurant and food services company. Mr. Lynch is also a Director of La Salsa, Pacific Mutual Holding Company, SRI International, Age Wave, Inc. and Madge Networks, N.V.

         Mr. Krantz has served as a director of the Company since March 1998. From August 1995 to the present, Mr. Krantz has been self-employed serving on the Board of Directors of and/or consulting with several of the major restaurant chains in the United States and internationally. Mr. Krantz has spent more than 20 years in various executive positions within the foodservice industry. From January 1994 to August 1995, Mr. Krantz served as President and Chief Operating Officer of Family Restaurants, Inc., a $1.2 billion company which owned and operated the El Torito, Chi-Chi's, Reuben's, Charley Brown's, Coco's, Carrows and jojos chains. From March 1993 to January 1994, Mr. Krantz served as the Chief Operating Officer for Restaurant Enterprises Group, and served as President of its Family Restaurant Division from January 1989 to January 1994. From January 1979 to January 1987, Mr. Krantz was the Senior Vice President of Marketing and Concept Development for Denny's Restaurants. Mr. Krantz received a Bachelor of Arts degree from the University of Pennsylvania and a Masters in Business Administration from the Stanford University Graduate School of Business. Before starting a career in the foodservice industry, Mr. Krantz held a variety of product management positions at General Foods Corporation and senior account management positions at several major advertising agencies. Mr. Krantz is also a Director of Sizzler International, Inc. and Tam Restaurants, Inc.

     Mr. Jefferson was elected President and Chief Executive Officer and a Director of the Company in February 1997. From June 1996 to February 1997 Mr. Jefferson was an independent consultant. From June 1993 to June 1996, Mr. Jefferson was President and Chief Executive Officer of Cucina Holdings, Inc., the operator of

Java City coffee and bakery. From March 1990 to June 1993, he was an independent consultant and independent restaurant operator. From May 1987 to March 1990, Mr. Jefferson served as President and Chief Executive Officer of Skipper's, Inc. From May 1986 to April 1987, Mr. Jefferson served as President of Kings Table, Inc. Earlier in his career, Mr. Jefferson served for five (5) years as Senior Vice President of operations for Pizza Hut, Inc. and for ten (10) years as Regional Director of the Southeast and Caribbean for Saga Corporation.

         During the fiscal year ended December 27, 1998, the Board held six (6) meetings. No director attended fewer than 100% of such meetings of the Board during the period that he served as a director of the Company.

         The Company does not have a standing Nominating Committee, but does have an Audit and Finance Committee and a Compensation Committee.

         The Audit and Finance Committee's function is to review, with the Company's independent auditors and management, the results of the examination of the Company's financial statements by the independent auditors and the independent auditors' opinion. The Audit and Finance Committee also approves all professional services performed by the independent auditors, recommends the retention of the independent auditors to the Board, subject to ratification by the stockholders, and periodically reviews the Company's accounting policies and internal accounting and financial controls. The Audit and Finance Committee at the beginning of fiscal 1998 consisted of three non-employee directors of the Company, Messrs. Curtis and Hays and M. Michael Casey, a former director of the Company. On May 21, 1998, the date of the Annual Meeting of Stockholders Mr. Casey did not stand for re-election to the Board of Directors and was removed from the Audit and Finance Committee, Messrs. Boppell and Krantz were appointed to the Audit and Finance Committee, and Mr. Curtis replaced M. Michael Casey as Chairman of the Audit and Finance Committee. The Audit and Finance Committee held two (2) meetings during the fiscal year ended December 27, 1998.

         The Compensation Committee's function is to review and recommend executive compensation, including officer salary levels, incentive compensation programs, and stock option grants. The Compensation Committee of the Board of Directors at the beginning of fiscal 1998 consisted of three non-employee directors of the Company, Messrs. Curtis, Casey and Hays. On May 21, 1998, the date of the 1998 Annual Meeting of Stockholders Mr. Casey did not stand for re-election to the Board of Directors of the Company and was removed from the Compensation Committee, Mr. Curtis stepped down as Chairman of the committee but continued to serve as a member, and two newly-elected nonemployee directors of the Company, Messrs. Boppell and Krantz joined the committee as a member and Chairman, respectively. The Compensation Committee held three (3) meetings during the fiscal year ended December 27, 1998. For additional information concerning the Compensation Committee, see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following table sets forth information concerning the annual and long-term compensation of the Chief Executive Officer of the Company, the four other most highly-compensated executive officers of the Company as of December 27, 1998, and one individual who would have been one of the four other most highly compensated executive officers but for the fact such individual was not serving as an executive officer on December 27, 1998, whose total salary and incentive compensation for the fiscal year ended December 27, 1998 exceeded $100,000 for services in all capacities to the Company. The following table also sets forth the total salary and incentive compensation for each of such executive officers for the fiscal years ended December 28, 1997 and December 29, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                       ANNUAL COMPENSATION                  COMPENSATION
                                             -----------------------------------------         AWARDS
                                                                                            ------------
                                                                                             SECURITIES
  NAME AND PRINCIPAL                                                           OTHER         UNDERLYING         ALL OTHER
       POSITION                    YEAR       SALARY         BONUS            ANNUAL           OPTIONS        COMPENSATION
  ------------------               ----      --------      --------         ----------       ----------      -------------
Charles A. Lynch(1)                1998      $ 74,080      $      0         $     16(2)         52,491         $ 56,813(3)
Chairman of the Board              1997      $248,068      $      0         $    426(2)              0         $  2,256(4)
                                   1996      $245,192      $      0         $  1,097(2)         25,000         $  1,212(4)

Everett F. Jefferson(5)            1998      $296,030      $      0         $ 11,216(2)         25,000         $    729(4)
President and Chief                1997      $231,145      $ 14,000         $  7,685(2)        220,000         $154,068(7)
Executive Officer; Director        1996      $     --      $     --         $     --                --         $     --

David E. Pertl(8)                  1998      $153,106      $      0         $ 11,906(2)         25,000         $    181(4)
Senior Vice President, Chief       1997      $126,606      $ 21,000(6)      $ 11,260(9)         24,000         $ 55,649(10)
Financial Officer and              1996      $     --      $     --         $     --                --         $     --
Treasurer

Tim G. O'Shea(11)                  1998      $145,832      $      0         $ 12,000(2)         13,000         $    299(4)
Senior Vice President,             1997      $136,490      $  9,000(6)      $ 12,000(12)         4,000         $    288(4)
Marketing and Assistant            1996      $103,057      $ 12,123         $  9,534(13)        10,000         $ 63,402(14)
Secretary

Joan M. Miller                     1998      $102,956      $      0         $ 12,389(2)          9,000         $    181(4)
Senior Vice President, Human       1997      $ 96,211      $      0         $  5,000(2)          3,500         $    166(4)
Resources and Corporate            1996      $ 84,487      $      0         $      0                 0         $     84(4)
Secretary

Tina E. Freedman                   1998      $ 97,285      $      0         $ 13,000(2)          9,000         $    181(4)
Senior Vice President,             1997      $ 90,817      $      0         $  5,000(2)          5,500         $     55(4)
Product Development and            1996      $ 74,906      $  2,522         $      0             5,000         $     35(4)
Purchasing

-------------------------------------

(1) Mr. Lynch, who has been a director of the Company since 1989, joined the Company as its Chairman of the Board in March 1995 and served as Chief Executive Officer from May 1995 to November 1995. Mr. Lynch resigned from the Company as an executive officer in March 1998, but continues to serve as the Chairman of the Board of the Company.

(2)  Represents car allowance.

(3) Includes $56,336, the pro-rated portion of a $70,000 annual consulting fee, paid for services as Chairman of the Board and a consultant pursuant to a consulting agreement entered into upon resignation as an executive officer and $477 in premium payments for group life insurance paid for by the Company on behalf of each employee with a base salary in excess of $50,000 ("Premium Payments") in stated fiscal year.

(4)  Represents Premium Payments.

(5)  Mr. Jefferson joined the Company in February 1997.

(6)  Represents bonus paid pursuant to offer letter.

(7) Includes $92,688 in relocation expenses paid in fiscal year 1997, $61,000 in relocation expenses accrued in fiscal year 1997 and paid in fiscal year 1998 and $381 in Premium Payments.

(8)  Mr. Pertl joined the Company in January 1997.

(9)  Includes $250 in telephone allowance and $11,010 in car allowance.

(10) Includes $55,489 in relocation expenses and $161 in Premium Payments

(11) Mr. O'Shea joined the Company in March 1996.

(12) Includes $375 in telephone allowance and $11,625 in car allowance.

(13) Includes $1,210 in telephone allowance and $8,324 in car allowance.

(14) Includes $63,268 in relocation expenses and $134 in Premium Payments.

         The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the year ended December 27, 1998 to the persons named in the Summary Compensation Table:

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                                                  ASSUMED ANNUAL RATES OF STOCK
                                                                                                  PRICE APPRECIATION FOR OPTION
                                 INDIVIDUAL GRANTS IN FISCAL 1998                                            TERM(1)
-----------------------------------------------------------------------------------------------   -----------------------------
                                       NUMBER OF      % OF TOTAL
                                       SECURITIES      OPTIONS
                                       UNDERLYING     GRANTED TO     EXERCISE OR
                                        OPTIONS      EMPLOYEES IN        BASE        EXPIRATION
               NAME                    GRANTED(2)     FISCAL YEAR      PRICE(3)          DATE            5%             10%
---------------------------------     -----------    ------------    -----------     ----------     -----------    -----------
Charles A. Lynch                        50,000          21.28%          $3.375         03/31/08     $106,125.94    $268,944.03
                                         2,491           1.06%          $1.625         12/08/08       $2,545.69    $  6,451.27

Everett F. Jefferson                    25,000          10.64%          $2.8125        02/23/08      $44,219.14    $112,060.00

David E. Pertl                          15,000           6.39%          $3.125         01/26/08      $29,479.43    $ 74,706.67
                                        10,000           4.26%          $1.625         12/08/08      $10,219.53    $ 25,898.31

Tim G. O'Shea                            6,000           2.55%          $3.375         03/31/08      $12,735.11    $ 32,273.28
                                         7,000           2.98%          $1.625         12/08/08       $7,153.67    $ 18,128.82

Joan M. Miller                           4,000           1.70%          $3.375         03/31/08       $8,490.08    $ 21,515.52
                                         5,000           2.13%          $1.625         12/08/08       $5,109.77    $ 12,949.16

Tina E. Freedman                         4,000           1.70%          $3.375         03/31/08       $8,490.08    $ 21,575.52
                                         5,000           2.13%          $1.625         12/08/08       $5,109.77    $ 12,949.16

-------------------------------------

(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2) Options granted during fiscal 1998 generally vest and become exercisable 20% one year from the date of grant, and 1/60 per month for each complete calendar month of continuous employment thereafter. See also "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Change in Control and Severance Arrangements."

(3)  All options were granted at market value on the date of grant.

         The following table provides the specified information concerning unexercised options held as of December 27, 1998, by the persons named in the Summary Compensation Table:

  AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES(1)

                              NUMBER OF UNEXERCISED OPTIONS AT             VALUE OF UNEXERCISED IN-THE-MONEY
                                          12/27/98                            OPTIONS AT 12/27/98(1),(2)
       NAME                   EXERCISABLE(3)      UNEXERCISABLE            EXERCISABLE(3)      UNEXERCISABLE
       ----                   --------------      -------------            --------------      -------------
Charles A. Lynch                 11,347                53,568                $2,106.13              $0(4)

Everett F. Jefferson             60,499               184,501                $       0(4)           $0(4)

David E. Pertl                    8,932                40,068                $       0(4)           $0(4)

Tim G. O'Shea                     6,766                20,234                $       0(4)           $0(4)

Joan M. Miller                    8,108                14,392                $       0(4)           $0(4)

Tina E. Freedman                  8,305                16,195                $       0(4)           $0(4)

-------------------------------------

(1) Values are net of exercise price. None of the persons named in the Summary Compensation Table exercised options during fiscal 1998.

(2) Based on the 1998 year-end market price per share of $1.5312 on December 24, 1998, the last trading date of the Company's fiscal year.

(3) Company stock option grants generally vest over five years and are exercisable only to the extent vested. See "Option Grants in Last Fiscal Year."

(4) None of such shares have value in excess of their exercise price, based on the December 24, 1998 closing price of $1.5312.

COMPENSATION OF DIRECTORS

         Each nonemployee director of the Company, except for the Chairman of the Board, receives $10,000 cash compensation per year, $2,500 of which is payable at the end of each full quarter of services. Each nonemployee director of the Company also receives $750 cash compensation for each meeting of the Board of Directors that he attends. Each nonemployee director who is a member of a committee of the Board of Directors receives $500 cash compensation for attendance at each committee meeting. Each nonemployee director serving as a chairperson of a committee of the Board of Directors receives $1,000 cash compensation for such service during a fiscal year. The directors of the Company are reimbursed for expenses incurred in connection with attendance at Board of Directors or committee meetings. During fiscal year 1998, Charles A. Lynch received $56,336, the pro-rated portion of a $70,000 fee, for services provided as Chairman of the Board and a consultant to the Company. During fiscal year 1999, Charles A. Lynch will receive $70,000 cash compensation for services provided as Chairman of the Board, and a consultant to the Company.

         During fiscal 1993, the Company adopted, and the stockholders approved, an amendment to the Company's 1988 Stock Option Plan (the "Option Plan") to permit initial and annual automatic stock option grants ("Director Options") to certain nonemployee directors. Under the Option Plan, a director receives an initial automatic grant of 10,000 shares (an amount equal to $100,000 divided by the fair market value of a share of the Company's common stock on the date of the option grant, rounded to the nearest whole share, up to a maximum of 10,000 shares) upon joining the Board of Directors. In December 1998, each of the four eligible nonemployee directors received an annual option grant. Messrs. Curtis and Hays each received an option to purchase 3,000 shares of the Company's common stock (an amount equal to $50,000 divided by the fair market value of a share of the Company's common stock on the date of the option grant, rounded to the nearest whole share, up to a maximum of 3,000 shares), Messrs. Boppell and Krantz each received a pro-rated option to purchase 2,261 shares of common stock based on their service from April 1998 to the end of fiscal 1998 and Mr. Lynch received a pro-rated option to purchase 2,491 shares of common stock based on his service with the Company after his resignation as an executive officer from March 1998 to the end of fiscal 1998. In March 1998, Messrs. Krantz and Boppell, newly elected nonemployee directors, received initial automatic grants of 10,000 shares and Mr. Lynch, as Chairman of the Board and consultant of the Company, received an option grant for 50,000 shares of the Company's common stock under the Option Plan.

CHANGE IN CONTROL AND SEVERANCE ARRANGEMENTS

         On or about January 30, 1997 the Company provided Everett F. Jefferson with an employment offer letter appointing him President and Chief Executive Officer. The offer letter provided that if the Company terminates Mr. Jefferson's employment without cause after the first two years of employment, Mr. Jefferson would be entitled to severance pay equal to one year's salary at the then-current rate. "Cause" is defined as (a) the willful and intentional failure substantially to perform his duties (other than because of physical or mental incapacity), (b) the commission of an illegal act in connection with his re-employment, or (c) the commission of any act which falls outside the ordinary course of his responsibilities and which exposes the Company to a significant level of undue liability. A determination of "cause" requires the affirmative vote of at least two-thirds of all members of the Board of Directors. In the event of a change in control of the Company, Mr. Jefferson's options to purchase the Company's Common Stock would become immediately vested and exercisable, and if he were terminated by the acquiring company, he would also be entitled to the above-described severance payments. Under the terms of the offer letter, "Change in Control" means an ownership change in which the stockholders of the Company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company.

         On or about January 24, 1997, the Company provided David Pertl with an employment offer letter appointing him Vice President and Chief Financial Officer. The offer letter provided that if the Company terminates Mr. Pertl's employment without cause, Mr. Pertl would receive severance pay equal to one year's salary at the then-current rate, which is currently $150,000. "Without cause" is defined as a layoff, approved by the President and/or Chairman of the Company, or a separation, voluntary or involuntary, as a result of a transfer of control. "Transfer of control" is defined as an ownership change in which the stockholders of the Company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company. In the event of a change in control of the Company, Mr. Pertl's options to purchase the Company's Common Stock would become immediately vested and exercisable, and if he were terminated by the acquiring company, he would also be entitled to the above-described severance payments.

         Beginning July 18, 1996, the Company has entered into Severance Agreements with each of its vice presidents who is an executive officer (other than such officers who have other severance arrangements) and Charles A. Lynch, its Chairman of the Board. These severance agreements provide that in the event of a layoff or a "Transfer of Control," the executive would be entitled to receive severance pay of nine months' continued salary for the vice presidents and 18 months' continued salary for Mr. Lynch. In March 1999, the Company amended the form of Severance Agreement to provide that severance pay shall be payable upon a termination without cause in addition to a layoff or a change of control. Under the terms of these severance agreements, "Transfer of Control" means an ownership change in which the stockholders of the Company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company. Mr. Lynch's resignation as an executive officer in March of 1998 terminated his Severance Agreement without triggering any of the severance provisions.

         The Option Plan provides that, with respect to options other than Director Options, in the event of certain mergers, sale of assets, sale or exchange by the stockholders of their shares, or a liquidation or dissolution of the Company, in which the stockholders do not retain at least a majority of the voting stock of the Company or its successor (a "Transfer of Control"), the Board of Directors may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), to either assume the Company's rights and obligations under stock options outstanding under the Option Plan (the "Options"), or substitute options for the Acquiring Corporation's stock for such outstanding Options. Any Options which are neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Transfer of Control will terminate effective as of the date of the Transfer of Control.

         All shares subject to Director Options will become 100% vested and exercisable in the event of a Transfer of Control. Any Director Option not exercised as of the date of a Transfer of Control or assumed or substituted for by the Acquiring Corporation will terminate as of such date.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors at the beginning of fiscal 1998 consisted of three non-employee directors of the Company, Messrs. Curtis, Casey and Hays. On May 21, 1998, the date of the 1998 Annual Meeting of Stockholders, Mr. Casey did not stand for re-election to the Board of Directors of the Company and was removed from the Compensation Committee, Mr. Curtis stepped down as Chairman of the committee but continued to serve as a member, and two newly-elected nonemployee directors of the Company, Messrs. Boppell and Krantz joined the committee as a member and Chairman, respectively.

         The Compensation Committee is responsible for setting and administering the policies governing compensation of the executive officers of the Company, including cash compensation and stock ownership programs. The goals of the Company's compensation policy are to attract and retain executive officers who contribute to the overall success of the Company, by offering compensation which is competitive in the restaurant industry for companies of the Company's size, to motivate executives to achieve the Company's business objectives, and to reward them for their achievements. The Company generally uses salary, incentive compensation, and stock options to meet these goals.

         For fiscal year 1998, salaries were set by the Compensation Committee for each executive officer, including the Chief Executive Officer, within the range of salary for similar positions in other companies of similar size in Company's industry, based on available published surveys, which do not specifically identify companies, obtained by the Company's Human Resources Department, as adjusted for the Company's projected revenue levels and regional salary differences. Salaries were generally targeted at the median of salaries among comparable companies, although the salaries are also adjusted based on each officer's experience, tenure, and prior performance. The Chief Executive Officer's salary for fiscal 1998 was within the fourth quartile of the applicable range of salaries for chief executive officers in similar-sized companies in the restaurant industry and within the first quartile of the applicable range of salaries for chief executive officers in all surveyed companies in the restaurant industry.

         In preparing the performance graph for this Proxy Statement, the Company has selected the University of Chicago Graduate School of Business Center for Research in Security Prices Index for Nasdaq Retail Eating and Drinking Places Stocks ("Nasdaq RE&D") as its peer group. The companies that the Company included in its stratified salary surveys are not necessarily those included in the indices, as such companies may not be competitive with the Company for executive talent or may not be publicly traded on the Nasdaq National Market.

         The Company adopted a Management Incentive Plan (the "Plan") for fiscal 1998. The purpose of the Plan was to reward key corporate management positions for positive accomplishment of the Company's objectives. Only corporate managers and officers were eligible to participate in the Plan (collectively, the "Plan Eligible Participants"). In order to participate in the Plan, the Plan Eligible Participants had to (i) sign an objectives form to be kept on file in the Company's Human Resources Department, (ii) meet with his or her respective manager to set and rank objectives to be accomplished by the Plan Eligible Participant and (iii) be employed with the Company on the last day of the Plan for that fiscal year. In addition, the Company had to meet or exceed minimum profitability for fiscal 1998. The Company adopted a separate Officer Incentive Plan for fiscal 1999. The purpose of the new plan is to reward officers of the Company for accomplishments in excess of the established plan. Only officers of the Company at or above vice-president level are eligible to participate. The participants will share twenty-five percent (25%) of the before-tax earnings above plan based on a predetermined percentage for each officer.

         The Company believes that employee equity ownership provides executive officers with significant additional motivation to maximize value for the Company's stockholders. Because the stock options are granted at the prevailing market price, the stock options will only have value if the Company's stock price increases over the exercise price. Therefore, the Committee believes that stock options will serve to align the interests of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock performance.

         In fiscal 1998, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, stock option grants to the executive officers. Grants in fiscal 1998 were recommended on the basis of the achievement of clearly defined objectives, and in each case the size of each grant was based upon the relative seniority and responsibilities of each executive officer, historical and expected contributions of each executive officer to the Company, and previous stock option grants.

         Options were granted with exercise prices equal to the fair market value per share of Common Stock on the date of the grant, as determined by the Board of Directors. In order to encourage executive officers to remain in the Company's employ, stock option grants generally vest over five years. Options granted in fiscal 1998 vest over a five-year period. All options granted by the Company are exercisable only to the extent vested.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Effective January 1, 1994, the Internal Revenue Code (the "Code") was amended to impose a limit under section 162(m) on the amount of compensation which may be deducted by a publicly-held corporation with respect to the corporation's chief executive officer and its four other most highly-compensated officers, set at $1,000,000 per executive per year. Exemptions from this deductibility limit are provided for certain types of "performance-based compensation," including compensation related to stock option plans meeting certain criteria. In order to permit compensation under the Company's 1988 Stock Option Plan (the "Option Plan") to qualify for this exemption, the Board of Directors concluded that it would be advisable to establish certain restrictions on the granting of options under the Option Plan. These restrictions were approved at the 1994 Annual Meeting of Stockholders. The Compensation Committee does not believe that other components of the Company's compensation will be likely in the aggregate to exceed $1,000,000 for any executive officer in any year in the foreseeable future, and therefore concluded that no further action with respect to qualifying its executive compensation for deductibility of such compensation was necessary at this time. The policy of the Committee is to qualify executive compensation for deductibility under the applicable tax laws as practicable. In the future, the Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation.

                             COMPENSATION COMMITTEE


                                 Barry E. Krantz
                               Charles L. Boppell
                                  Carl R. Hays
                                 Vern O. Curtis

                        COMPARISON OF STOCKHOLDER RETURN

         Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of The University of Chicago Graduate School of Business Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. Companies) ("Nasdaq US") and the CRSP Index for Nasdaq Retail Eating and Drinking Places Stocks ("Nasdaq RE&D") for the period commencing on December 26, 19931 and ending on December 27, 19982.


      COMPARISON OF CUMULATIVE TOTAL RETURN FROM DECEMBER 23, 1993 THROUGH
                              DECEMBER 24, 1998(1)

FRESH CHOICE, INC., CRSP INDEX FOR NASDAQ STOCK MARKET (U.S. COMPANIES) AND CRSP
           INDEX FOR NASDAQ RETAIL EATING AND DRINKING PLACES STOCKS








                               [PERFORMANCE GRAPH]











                                  12/23/93    12/23/94   12/29/95    12/27/96    12/26/97    12/24/98
                                  --------    --------   --------    --------    --------    --------
Fresh Choice                      $  100.0    $  36.8    $   23.6    $   16.5    $   12.3    $    5.8
 Nasdaq US                        $  100.0    $  98.9    $  141.8    $  174.6    $  205.6    $  296.9
Nasdaq RE&D                       $  100.0    $  72.9    $   90.2    $   87.6    $   73.9    $   66.3


1 Assumes that $100.00 was invested on December 23, 1993 in the Company's Common Stock at the closing sales price of $26.50 and at the closing sales price for each index on that date and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

2 The last trading days in each of the fiscal years ended December 26, 1993, December 25, 1994, December 31, 1995, December 29, 1996, December 28, 1997 and December 27, 1998 were December 23, 1993, December 23, 1994, December 29, 1995, December 27, 1996, December 26, 1997 and December 24, 1998,
     respectively.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company selected, and by the affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders held on May 21, 1998, the stockholders approved Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the fiscal year 1998. No event described in paragraph (a)(1)(v) of Item 304 of Regulations S-K has occurred within the Company's fiscal year ended December 27, 1998.

         The Board of Directors of the Company has selected Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending December 26, 1999. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

         The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANT'S FOR THE FISCAL YEAR ENDING DECEMBER 26, 1999.

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

         Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 2901 Tasman Drive, Suite 109, Santa Clara, California 95054, no later than December 9, 1999, and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals in order to be included in the Company's proxy statement for that meeting.

                          TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                       By Order of the Board of Directors



                                       /s/ JOAN M. MILLER

                                       JOAN M. MILLER
                                       Secretary
April 8, 1999

A VOTE FOR THE FOLLOWING PROPOSALS IS                                  Please mark your
RECOMMENDED BY THE BOARD OF DIRECTORS:                                 votes as indicated             [X]
                                                                       in this example.



Proposal 1.       Election of Class I Directors listed below:

                FOR                                        WITHHOLD
            all nominees                                  AUTHORITY
           listed (except             [ ]                to vote for              [ ]
            as marked to                                 all nominees
           the contrary)                                    listed

(INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through that nominee's  name in the list below.)


                               Vern O. Curtis               Charles L. Boppell

Proposal 2.       To ratify the appointment of Deloitte &         FOR         AGAINST       ABSTAIN
                  Touche LLP as the Company's Independent
                  accountants for the fiscal year ending          [ ]           [ ]           [ ]
                  December 26, 1999


Signature(s) ________________________________     Date: _______________________

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.
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

                               FRESH CHOICE, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                      SOLICITED BY THE BOARD OF DIRECTORS


        The undersigned hereby appoints Everett F. Jefferson with full power of substitution to represent the undersigned and to vote all the shares of the stock of Fresh Choice, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California, on Thursday, May 20, 1999 at 2:00 p.m. Pacific Daylight Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which if hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1998 Annual Report to Stockholders.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED, IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE



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